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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
NTN Communications, Inc.:


We consent to incorporation by reference in the registration statements (No. 33-95776 No. 333-17247 and No. 333-12777) on Form S-8 and in the registration statements (No. 333-80143, No. 333-69383, No. 333-40625, No. 333-14129, No.
33-42350, No. 33-77826, No. 33-97780, No. 33-64417, No. 333-03805, No.
333-33078, and No. 333-51650), on Form S-3 of NTN Communications, Inc. of our report dated February 23, 2001, relating to the consolidated balance sheets of NTN Communications, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000 and the related financial statement schedule, which report appears in the December 31, 2000 annual report on Form 10-K of NTN Communications, Inc.







San Diego, California
March 30, 2001